Exhibit 10.14

Equity Pledge Agreement

This Equity Pledge Agreement (“this Agreement”) is executed by and among the following parties as of March 31, 2006, in Shenzhen, the People's Republic of China (the “PRC”):

(1) Li Limin, a PRC citizen with ID Number 440301610103081 and residence at Room 403, Electronic Technology Tower, Middle Shennan Road, Shenzhen, Guangdong Province;

(2) Liang Yanqing (referred to as “Pledgors” together with Li Limin hereinafter), a PRC citizen with ID Number 230102197203296124 and residence at Room 28-806, Zhongxin Street, Shahe, Shenzhen, Guangdong Province;

(3) China Digital Technology Consulting (Shenzhen) Co., Ltd. (“Pledgee”), a wholly foreign owned enterprise incorporated under the laws of the PRC with registered number Qi Du Yue Shen Zi 317806 and registered office at Room 201, Building 6, Champs Elysees Garden, Nongyuan Road, Futian District, Shenzhen.

WHEREAS:

1.	China Digital Mobile Television Co., Ltd. (“CDMTV”) is a limited liability company incorporated on April 8, 2005 with the registration number of the business license 4403011172280 and the registered office at Floor 1, Building 7, Champs Elysees Garden, Nongyuan Road, Futian District, Shenzhen. The registered capital of CDMTV is RMB 50,000,000 and Pledgors collectively hold 100% equity interest in CDMTV.

2.	On March 31, 2006, Pledgors and Pledgee entered into a Loan Agreement (the “2006 Loan Agreement”).

3.	On March 31, 2006, CDMTV and Pledgee entered into a Technology and Management Service Agreement (the “2006 Service Agreement”), providing CDMTV with the service of technology consultation and company management and collecting service fees in consideration. The term of the 2006 Service Agreement is 10 years, after which the 2006 Service Agreement will automatically renew unless CDMTV notifies Pledgors in written form.

4.	Pledgors are willing to pledge their 100% equity interest in CDMTV as a security for the loan that Pledgors raised according to the Loan Agreement and as a security for CDMTV to perform the Service Agreement.

After negotiation, Pledgors and Pledgee (the “Parties”) agree to the following:

1.	Equity of the Pledge (the “Equity”)

The equity that Pledgors pledge to Pledgee is the 100% equity interest of CDMTV that is held by Pledgors.

2.	Pledge

Pledgors shall pledge the Equity to Pledgee as security for the loan that Pledgors borrow according to the Loan Agreement and as security for CDMTV to perform Service Agreement. If the Loan Agreement or the Service Agreement are not fully performed by Pledgors or CDMTV, Pledgee has the right to take the Equity as the consideration or benefit from the disposing of the Equity, such as auctioning or selling the Equity according to the laws and regulations (the “Right of Pledge”). Such rights include the dividends during the term of this Agreement.

3.	Scope of Security

The scope of security is: (i) the loan of RMB 50,000,000 that Pledgors borrowed according to the Loan Agreement; (ii) the fees that CDMTV shall pay to Pledgee according to the Service Agreement; and (iv) all expenses accrued from exercising the Right of Pledge (including but not limited to the litigation fees and the lawyers’ fees), the damages and all related fees and expenses (the “Scope of Security”).

4.	Nature of the Pledge

4.1	The illegality or invalidity of the whole or part of the Loan Agreement and Service Agreement, and all other guarantees for them shall not affect the validity of this Agreement and/or the obligations and responsibilities of Pledgors of this Agreement.

4.2	The exercise or failure to exercise any right by Pledgee according to this Agreement shall not impair Pledgee to further exercise such right or to exercise other rights.

5.	Term

The pledge becomes effective on the date that it is registered in the shareholders’ list of CDMTV and terminates when the obligations under the 2007 Loan Agreement, 2007 Service Agreement, 2007 Domain Name License Agreement and all expenses accrued from exercising the Right of Pledge (including but not limited to the litigation fees and the lawyers’ fees), the damages and all related fees and expenses (the ‘‘Obligations’’) have been fulfilled by Pledgors. Since the Equity was pledged to Pledgee according to the 2006 Equity Pledge Agreement and the pledge was registered in the shareholders’ list, Pledgors shall cause CDMTV to revise the registration of the pledge within 30 days of the signing date of this Agreement. In case the pledge is changed and the registration shall be revised accordingly, the registration shall be revised within 30 days after the changing of the pledge.

6.	Possession of the Certificates

Pledgors shall deliver all the certificates of the Equity to Pledgee for possession within 30 days of the execution date of this Agreement; such certificates shall include the original certificate of investment and the certified copy of the shareholders’ list of CDMTV. Such certificates shall be returned within 30 days after the date the pledge terminates.

7.	Exercising of the Shareholders’ Rights

7.1	Unless notified by Pledgee, Pledgors shall continue to exercise and perform all the shareholders’ rights and obligations provided by the articles of association of CDMTV in a diligent and honest manner.

7.2	Pledgors shall continue to perform all obligations related to the Equity. Pledgee has no obligation or responsibility to the Equity or to the obligations or responsibilities of Pledgors. Subject to and not affecting Pledgee’s rights of this Agreement, the execution of this Agreement does not give Pledgee any obligation or responsibility to any third party for the Equity.

8.	Representations and Warranties of Pledgors

8.1	Pledgors are the legally registered shareholders of CDMTV and invested all the registered capital according to PRC laws and regulations. Pledgors have not sold or proposed to sell any of the Equity to other party.

8.2	Pledgors fully understand this Agreement and are willing to execute and perform this Agreement. This Agreement was formed voluntarily by Pledgors. The representative (if any) was legally authorized to execute this Agreement.

8.3	All the documents, information, reports and forms delivered by Pledgors are accurate, true, complete and valid.

8.4	The exercising of Right of Pledge by Pledgee according to this Agreement shall not be affected by any other party at any time, unless stipulated by the applicable laws and regulations at that time.

8.5	The Pledgee has the right to exercise or transfer the pledge and all rights related according to this Agreement.

8.6	There are no mortgage, pledge or other encumbrance on the Equity except the pledge of this Agreement.

9.	Undertakings of Pledgee

9.1	In the term of this Agreement, for the interest of Pledgee, Pledgors undertake that Pledgors:

(a)	shall not, without prior written consent of Pledgee, transfer the Equity, set or consent to set any encumbrances on the Equity or procure the general meeting of CDMTV to approve the transfer, pledge, otherwise disposing or setting any other encumbrances on the Equity. Such restriction shall not apply to the transfer of the Equity to Pledgee according to Option Agreement or the transfer between Pledgors which will not affect the Right of the Pledge (Pledgors shall give prior notice to Pledgee);

(b)

shall comply with and exercise all the laws and regulations related to the pledge, forward all the notices, instructions or proposals issued by the relevant governmental authority regarding the pledge within 30 days after Pledgors receive such notices, instructions or proposals, comply with such notices, instructions or proposals or reject or make presentation against such notices, instructions or proposals according to Pledgee’s reasonable request or with Pledgee’s consent;

(c)	shall notify Pledgee in time of any event or notice that may affect the whole or part of the pledge or any related right and that may change or affect any warranty or obligation of Pledgors of this Agreement.

9.2	Pledgors consent that the Right of the Pledge of Pledgee of this Agreement shall not be interrupted or impaired by any legal action made by Pledgors, their successors, assigns, representatives or any other party.

9.3	Pledgors undertake to Pledgee that, in order to protect and complete the pledge, Pledgors shall execute in an honest manner and procure other parties related to the pledge to execute any certificate and deed requested by Pledgee and/or perform and procure other parties related to the pledge to perform any action requested by Pledgee, provide Pledgee with an advantage for the exercising of the Rights of Pledge, execute all the documents regarding the revision of Equity certificate with the Pledgee or any legal person or individual designated by Pledgee and provide Pledgee with all the notices, orders and decisions that Pledgee regards necessary within a reasonable time. Pledgors undertake to Pledgee that, for the interest of Pledgee, Pledgors shall comply with and perform all the warranties, undertakings, agreements, representations and conditions. In case Pledgors do not or will not fully comply with or perform all the warranties, undertakings, agreements, representations or conditions, Pledgors shall compensate all damages of Pledgee.

10.	Obligations of Pledgors

10.1	Before the pledge terminates, unless Pledgee consents, Pledgors:

(a)	shall comply with all the laws and regulations related to this Agreement, strictly perform and comply with all the obligations and responsibilities of this Agreement and take all necessary measures to ensure the legality and validity of the Equity, including but not limited to ensuring the legality and validity of the pledge;

(b)	shall notify Pledgee of all the details of the existing or potential litigation, arbitration or executive procedures (if any) up to three working days after Pledgors become aware of such litigation, arbitration or executive procedures;

(c)	shall not place other encumbrances on the Equity except the pledge of this Agreement or dispose of the Equity without prior consent of Pledgee;

(d)	shall not take any action that may change or impair Pledgee’s Rights of Pledge or any other rights of this Agreement.

10.2	The Pledgors shall register the pledge of this Agreement in the shareholders’ list of CDMTV on the date when this Agreement is executed. Pledgee shall provide necessary assistance.

10.3	Before the Obligations are met, the following situations shall be deemed an event of default:

(a)	Pledgors or CDMTV fail to perform the Loan Agreement and/or the 2007 Service Agreement or breach the 2007 Loan Agreement and/or the 2007 Service Agreement;

(b)	Pledgors transfer or otherwise dispose of or set other encumbrances on the Equity, except the pledge of this Agreement, without prior consent of Pledgee;

(c)	any representation or warranty made by Pledgors in Article 8 of this Agreement is materially misleading or untrue and/or Pledgors breach any warranty in Article 8;

(d)	Pledgors breach the undertaking in Article 9 of this Agreement;

(e)	Pledgors materially breach this Agreement;

(f)	Pledgors wholly or partly waive the Equity or transfer the Equity without the written consent of Pledgee, except to transfer the Equity pursuant to this Agreement;

(g)	any loan, warranty, indemnity, undertaking or debt of Pledgors other than the pledge of this Agreement (1) is requested to be paid or perform in advance due to a breach of contract; or (2) is mature but fails to be paid or performed which makes Pledgee reasonably believe that the ability of Pledgors to perform this Agreement is materially affected;

(h)	Pledgors fail to pay other material debt;

(i)	Pledgors’ possessions are materially adversely affected due to Pledgors’ intended behavior which leads to the ability of Pledgors to perform this Agreement is materially affected;

(j)	Pledgors, CDMTV and their successors, assigns or representatives fail to fully perform or refuse to perform the 2007 Loan Agreement or the 2007 Service Agreement;

(k)	Pledgors materially breach other terms and conditions by any action or inaction;

(l)	other circumstances in which Pledgors breach other obligations of this Agreement or may affect Pledgee’s other rights of this Agreement.

Pledgors shall notify Pledgee of any event set out in Article 10.3 or that will lead to the circumstance of event set out in Article 10.3 with a written notice within three working days after Pledgors become aware of such event.

10.4	Unless the breach of this Agreement is resolved to Pledgee’s satisfaction, Pledgee shall have the right to send Pledgors a notice of breach in written form and request to exercise the Right of Pledge of this Agreement.

11.	Force Majeure Event

11.1	A force majeure event refers to any event that is beyond any party’s reasonable control and is inevitable even if the affected party gives reasonable care, including but not limited to governmental actions, limitation of laws, fire, explosion, storm, flood, earthquake, tide, fulmination, war, rebellion, convulsion, strike and other unavoidable events. The party involved in a force majeure event shall notify the other party of the event as soon as possible.

11.2

When the performance of this Agreement is delayed or obstructed as a result of a force majeure event, the party involved will be exempted from liability of this Agreement to the extent of the delay and obstruction due to the force majeure event. The affected party shall make all reasonable and feasible efforts to reduce or eliminate the effect of the force majeure event and to perform the agreement. Once the force majeure event has ceased, the parties agree to make their best efforts to perform this Agreement.

11.3	The loss caused by the force majaure event shall be born by each party respectively.

12.	Enforcement

12.1	Once any event of default is accrued, Pledgee shall have the right to enforce the pledge at any time and in any method it regards as proper within the laws and regulations. The Right of Pledge includes but is not limited to:

(a)	selling the Equity and being paid with the consideration;

(b)	disposing of the Equity through auction; or

(c)	disposing of the Equity according to PRC laws and regulations.

12.2	Pledgors shall assist Pledgee to obtain all necessary approvals and consents at the request of Pledgee.

13.	Transfer

13.1	Pledgors shall not donate or transfer the rights or obligations without the prior consent of Pledgee.

13.2	This Agreement shall bind Pledgors and their successors or assigns and Pledgee and any of its successors and assigns.

13.3	Pledgee has the right to transfer any or all the rights and obligations to any legal person or individual. In such case, the transferee’s rights and obligations of this Agreement shall be the same as Pledgee’s of this Agreement.

13.4	The parties shall re-execute the Equity Pledge Agreement after the transfer of pledge.

14.	Expenses and Compensation

All expenses accrued from the execution of this Agreement shall be borne by the parties after negotiation.

15.	Effectiveness

The Agreement shall become effective after it is executed by the parties or their representatives and the pledge is registered in the shareholders’ list of CDMTV.

16.	Release of the Pledge

The pledge of this Agreement shall be released after the Obligations are met. The expenses accrued shall be borne by the parties after negotiation.

17.	Dispute Resolution

In the event any dispute arises from the performance of this Agreement, the parties shall first attempt to resolve such dispute through consultation. In the event that such dispute is not resolved through the consultation, any party may submit the dispute to the court that has jurisdiction on the dispute.

18.	Severability

If any provision under this Agreement is held to be invalid or unenforceable, such provision shall not affect the validity and enforceability of any other provisions hereof.

19.	Termination

This Agreement shall terminate upon the meeting of the Obligations. Pledgors and CDMTV do not continue to bear any obligation or responsibility of the Loan Agreement and the 2007 Service Agreement. Pledgee shall cancel or release this Agreement and the Pledge of this Agreement when this Agreement terminates.

20.	Amendment, Release and Explanation of this Agreement

This Agreement shall only be amended or released by the parties with written consent and necessary authorization and approvals. The attachments, appendixes and amendments shall be indivisible parts of this Agreement.

21.	Miscellaneous

21.1	This Agreement and all the rights and obligations of this Agreement shall be governed by, and construed in accordance with, the laws of the PRC.

21.2	Any notice and request related to this Agreement shall be in written form and delivered to the address on the first page of this Agreement. Any party shall notify any change in its address to the others in due course. The notice or request shall conclusively be deemed to have been received (i) at the time of delivery, if delivered by hand; (ii) on the third working day after posted in registration, if delivered by post; (iii) upon receiving the confirmation from the receiver, if delivered by telefax or fax.

21.3	There exist six originals of this Agreement. Each party shall hold one original. Other originals shall be backups.

[No Text Below]

[Execution Page]

Pledgor:	/s/ Li Limin	(Signature)
Li Limin

Pledgor:	/s/ Liang Yanqing	(Signature)
Liang Yanqing

Pledgee: China Digital Technology Consulting (Shenzhen) Co., Ltd. (Company Seal)

/s/ China Digital Technology Consulting (Shenzhen) Co., Ltd.

Authorized Representative:                          (Signature)